Exhibit 10.29

LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement") is made and entered into as of the 17th day of May, 2012, by and between HS Real Company, LLC, a Delaware limited liability company ("Lender"), First Choice Medical Group of Brevard, LLC, a Delaware limited liability company ("Borrower").

WITNESSETH:

WHEREAS, Borrower has requested that Lender make available to Borrower a loan in the amount of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) (the "Loan") for the purpose of financing the general corporate purposes of the Borrower.

WHEREAS, Lender is willing to extend such credit to Borrower under he terms and conditions herein set forth.

WI-TEREAS, Borrower and Lender wish to enter into this Agreement in order to set forth the terms and conditions of the Loan.

NOW, TI-JEREFORE, in consideration of the premises and covenants contained herein, Borrower and Lender do hereby agree as follows:

ARTICLE I
LOAN DOCUMENTS

Prior to or simultaneously with the execution of this Agreement, Borrower shall execute and deliver, or cause to be executed and delivered, to Lender the following documents (hereinafter collectively and together with this Agreement referred to as "Loan Documents"), all in a form reasonably satisfactory to Lender:

1.          Note. A Note (the "Note") of even date herewith, made payable to Lender, in the principal amount of ONE HUNDRED THOUSAND DOLLARS ($100,000.00). All of the terms and provisions of the Note shall be satisfactory to Lender and Borrower.

2.          Guaranties. A Guaranty Agreement executed by First Choice Healthcare Solutions, Inc. a Delaware corporation ("FCHS"), and FCJD Medical, Inc., a Delaware corporation ("FCID"), securing the Note, and a Guaranty Agreement executed by Christian C. Romandetti ("Romandetti") securing the Note.

3.          Other Documents. Such other documents as may be reasonably required by Lender in connection with the Loan.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower hereby represents and warrants to Lender as follows:

1.          Organization, Good Standing, and Due Qualification. Borrower is a limited liability company duly organized, validly existing, and in good standing in the State of Delaware and is validly existing, duly qualified and authorized to conduct business and in good standing in all states and jurisdictions in which Borrower does business as required by law.

2.          Power and Authority. The execution, delivery, and performance by Borrower of the Loan Documents have been duly authorized by all necessary company action, as applicable, and do not and will not (1) require any consent or approval of the members of Borrower; (2) contravene the Borrower's operating agreement; (3) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which it or any of its properties may be bound or affected; (5) result in, or require, the creation or imposition of any lien, upon or with respect to any of the properties now owned or hereafter acquired by Borrower; or (6) cause Borrower to be in default under any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, lease, or instrument. The undersigned officer or agent of Borrower is authorized to execute, on behalf of Borrower, this Agreement and all of the other Loan Documents.

3.          Validity of Loan Documents. The Loan Documents constitute valid and binding obligations of the Borrower, enforceable against Borrower in accordance with their terms.

4.          Conflicting Transactions of Borrower. The consummation of the transactions hereby contemplated and the performance of the obligations of the Borrower under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, security deed, deed of trust, lease, bank loan or credit agreement, or other instrument to which Borrower is a party or by which Borrower may be bound or affected.

5.          Pending Litigation. Except as specifically set forth below in this paragraph, there are no actions, suits, or proceedings pending against Borrower involving the validity or enforceability of any of the Loan Documents, at law or in equity, or before or by any governmental authority, except actions, suits and proceedings which are fully covered by insurance or which, if adversely determined, would not substantially impair the ability of Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents; and to Borrower's knowledge, Borrower is not in default with respect to any order, writ, injunction, decree, or demand of any court or any governmental authority.

6.          Financials and SEC Reportings. FCHS, FCID and Romandetti (and any publicly traded affiliates) are fully compliant with all Securities and Exchange Commission financial and reporting requirements.

7.          Brokerage Commissions. There are no brokerage commissions due in connection with the transaction contemplated hereby. Borrower agrees to and shall indemnify Lender from any liability, loss, cost, damage, claim or expense arising by reason of any such brokerage commissions. This provision shall survive the repayment of the Loan made in connection herewith and shall continue in full force and effect so long as the possibility, of such liability, loss, cost, damage, claim or expense exists.

8.          Accuracy of Information. Lender's commitment to make the Loan is based on the accuracy of the Borrower's representations and statements. Neither this Loan Agreement nor any documents, financial statements, credit information, certificate or statement required herein to be furnished to Lender contains any untrue statement of a fact or omits to state a fact material to this Loan Agreement or to Lender's decision to enter into this Loan Agreement or to make the Loan. Lender shall have the option to declare this Loan Agreement to be breached if there shall have been any material misrepresentation, misstatement, omission or any material error in any statement, document or other submission delivered to Lender, or if there shall have been a material adverse change in the status of facts submitted to Lender, or if Borrower becomes insolvent or bankrupt.

9.          Set-Offs. Borrower has no defenses, counterclaims or set-offs with respect to any Loan proceeds disbursed or to be disbursed or otherwise advanced or to be advanced hereunder.

1.0. Continuation and Investigation. The warranties and representations contained herein shall be and remain true and correct so long as any of the Borrower's obligations hereunder have not been satisfied, or so long as part of the Loan shall remain outstanding. All representations, warranties, covenants and agreements made herein or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to or in connection with this Agreement shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, and shall survive the making of any or all of the Loan disbursements contemplated hereby.

ARTICLE III
COVENANTS OF BORROWER

Borrower hereby covenants and agrees with Lender as follows:

1.          Loan Agreement. Borrower will duly and punctually perform, observe and comply with all of the terms, provisions, conditions, covenants and agreements on Borrower's part to be performed, observed and complied with hereunder and under the Loan Documents and any other documents and instruments executed and delivered by Borrower to Lender in connection herewith. Borrower will not suffer or permit any Event of Default (hereinafter defined) to exist hereunder or thereunder.

2.          Expenses. Borrower agrees to pay all costs of closing the Loan contemplated hereunder and all reasonable expenses of Lender with respect thereto, including but not limited to reasonable attorneys' fees and documentary stamps.

3.          Taxes and Other Claims. Borrower covenants that Borrower and its affiliates will duly pay or discharge all taxes or other claims which may become a lien on any of Borrower's property or assets, excepting to the extent that such items are being appropriately contested in good faith (in which case an adequate reserve for payment shall be maintained).

4.          Compliance with Law. Borrower will comply in all material respects with all applicable federal, state and local laws, rules, regulations and ordinances.

5.          Adverse Actions. Borrower will notify Lender in writing immediately upon acquiring knowledge of the occurrence of any of the following: (i) the institution of any lawsuit or administrative proceeding that would reasonably be expected to have a material adverse effect on Borrower; (ii) a material adverse change on the financial condition or business of Borrower; or (iii) any Event of Default hereunder or any default under any other agreement to which the Borrower is bound.

6.          Financial Statements and Records. Until payment in full of principal and accrued interest under the note, Borrower covenants and agrees to, with reasonable promptness, deliver such financial or other data in reasonably the same form as it is maintained by Borrower and reasonably satisfactory to Lender as the Lender may reasonably request, provided, that Borrower has a reasonable time to produce such information. The Lender is hereby authorized to deliver a copy of any financial statements or any other information relating to the business operations or financial condition of Borrower which may be furnished to it or come to its attention pursuant to this Agreement or otherwise, to any regulatory body or agency having jurisdiction over the Lender or to any person which shall, or shall have the right or obligation, to succeed to all or any part of the Lender's interest in the Note or other Loan Documents.

ARTICLE V
INDEMNIFICATION

Borrower hereby agrees to indemnify and defend Lender and its affiliates, officers, directors, employees, attorneys and agents from any and all losses, liabilities, claims, damages, penalties, judgments, costs and expenses (including attorneys' fees) to which any of them may become subject which are asserted by third parties and directly or indirectly arise from or relate to (i) the negotiation, execution, delivery, performance, administration or enforcement of any of the Loan Documents; (ii) any breach by Borrower of any representation, warranty, covenant or other agreement contained in this Agreement or any of the Loan Documents; or (iii) any investigation, litigation, or other proceeding, including, without limitation, any threatened investigation, litigation or other proceeding relating to any of the foregoing.

ARTICLE VI
EVENTS OF DEFAULT

An occurrence of any of the following events shall constitute an "Event of Default" hereunder entitling Lender to the remedies set forth in the Note: (i) failure by Borrower to pay the principal or interest under the Loan Documents when due; (ii) failure by Borrower to pay any other amount owed under the Loan Documents within ten (10) days after written notice from Lender thereof, (iii) breach of any covenants of Borrower under the Loan Documents which is not cured within thirty (30) days after written notice from Lender thereof; (iv) any representation or warranty of Borrower under the Loan Documents is false in any material respect thereof when made and not thereafter cured within ten (10) days; (v) default by Borrower of any other agreement with Lender which has not been cured within the time period set forth therein; (vi) failure by Borrower to pay amounts owed to any creditor other than Lender under a written agreement calling for payment of money, provided that the applicable notice and/or grace period in such written agreement have expired; (vii) bankruptcy or insolvency (whether voluntary or involuntary) of Borrower; (viii) dissolution, liquidation, merger, consolidation, termination or suspension of business of Borrower; (ix) a change in control materially adversely affecting Borrower; (x) a reasonable determination by Lender of the occurrence of a material adverse change in the financial condition of Borrower; (xi) the sale of all or substantially all of the assets of Borrower other than in the ordinary course of business; or (xii) a default by Borrower or any of its affiliates under that certain Billing and Collection Agreement, dated as of December 9"', 2011, by and among Lender, Medtrx Collection Services, LLC, FCID of Florida, Inc., and Borrower.

ARTICLE VII
GENERAL CONDITIONS

The following conditions shall be applicable throughout the tern of this Agreement:

1.          Rights of Third Parties. All conditions of the obligations of Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof, and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it desirable to do so.

2.          Relationship of Parties. The Loan Documents provide for the making of a loan by Lender, in its capacity as a lender, to Borrower, in its capacity as borrower, and for the payment of interest and repayment of principal by Borrower to Lender. The provisions in the Loan Documents are intended solely for the benefit of Lender to protect its interests as a lender in assuring payments of interest and repayment of principal, and nothing contained in the Loan Documents shall be construed as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Agreement.

3. Evidence of Satisfaction of Conditions. Any condition of this Agreement which requires the submission of evidence of the existence or nonexistence of a specified fact or facts implies as a condition the existence or nonexistence, as the case may be, of such fact or facts, and Lender shall at all times be free independently to establish to its reasonable satisfaction such existence or nonexistence.

3.          Notice. All notices and other communications provided for or permitted in the Loan Documents shall be given or made in writing and will be deemed to have been duly given upon confirmed receipt or refusal of receipt if sent by certified mail, return receipt requested or by overnight delivery by nationally recognized courier to the intended recipient at the address specified on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this paragraph; provided however, that notice of a change of address shall only be effective upon actual receipt of such notice by the recipient.

4.          Assignment. Lender shall have the unconditional right to assign all or any part of its interest hereunder to any third parties, but Borrower may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Lender.

5.          Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns whether so expressed or not.

6.          Headings. The headings of the sections, paragraphs and subdivisions of this Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

7.          Invalid Provisions to Affect No Others. In fulfillment of any provision hereof or any transaction related hereto at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held for naught as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

8.          Number and Gender. Whenever the singular or plural number, masculine or feminine, or neuter gender is used herein, it shall equally include the other.

9.          Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, or terminated orally, but only by instrument in writing signed by all of the parties to this Agreement.

10.         Documentary Stamp Taxes, etc. Throughout the terns of the Loan, Borrower shall be obligated to and shall pay all applicable docuinentaiy stamp taxes required to be paid at any time on the Loan, whether on any original or renewal promissory note or otherwise, together with any and all penalties due thereon. Borrower, by the execution hereof, does hereby guarantee said prompt payment. This provision shall in any event survive any payment of the Loan, return of any promissory note evidencing the Loan or any guarantee of its return.

11. Attorneys' Fees. Should any litigation arise between, among or involving any of the parties concerning or arising out of this Agreement, including, but not limited to, actions for damages, specific performance, declaratory, injunctive or other relief, and whether at law or in equity, and including appellate and bankruptcy proceedings as well as at the trial level, the prevailing party in any such litigation or proceeding shall be entitled to recover reasonable attorneys' fees and costs.

11.         Governing Law, Venue. This Agreement shall be governed by and construed according to the laws of the State of New York without giving effect to its conflict-of-law rules. The parties hereby agree to have all claims arising under this Agreement and the Loan Documents heard in New York, New York.

12.         Limitation of Liability for Certain Damages. In no event shall Lender be liable to Borrower on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business, or anticipated savings). Borrower hereby waives, releases, and agrees not to sue upon any such claim for any special, indirect, consequential, or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

13.         Waiver of Demand for Jury Trial. Borrower waives to the fullest extent permitted under the laws of the State of New York, any right, power or privilege to demand a jury trial with respect to any and all issues arising out of or in connection with the execution and/or enforcement of this Agreement.

14.         Counterparts: PDFs. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments. Delivery of an executed signature page by facsimile or PDF shall be as effective as delivery of a manually executed counterpart hereof.

[Signatures on Following Page]

IN WITNESS WHEREOF, Borrower and Lender have hereunto caused these presents to be executed on the date first above written.

LENDER	BORROWER
HS Real Company, LLC	First Choice Medical Group of Brevard, LLC

/s/ Colin Halpern	/s/ Christian C. Romandetti
By: Colin Halpern	By: Christian C. Romandetti

Notice Address:	Notice Address:
1 Kalisa Way, Suite 201	709 S. Harbor City Blvd., Suite 250
Paramus, New Jersey 07652	Melbourne, Florida 32901

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